Exhibit 99.1

Surgalign Announces $12.0 Million Registered Direct Offering

Priced At-the-Market Under Nasdaq Rules

Deerfield, Ill., November 14, 2022 – Surgalign Holdings, Inc. (Nasdaq: SRGA), a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, today announced that it has entered into a definitive agreement with a single institutional investor for the sale and issuance of 6,000,000 shares of the Company’s common stock (or pre-funded warrants in lieu thereof) and Series A warrants to purchase up to 6,000,000 shares of common stock and Series B warrants to purchase up to 1,500,000 shares of common stock at a combined offering price of $2.00 per share of common stock (or pre-funded warrants in lieu thereof) and accompanying warrants, in a registered direct offering priced at-the-market under the Nasdaq Rules. The Series A warrants and the Series B warrants have an exercise price of $1.815 per share, will become exercisable commencing the date of issuance, and will expire five years following the issuance date for the Series A warrants and three years following the issuance date for the Series B warrants. The closing of the offering is expected to occur on or about November 16, 2022, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to Surgalign from this offering are expected to be $12.0 million, before deducting the placement agent’s fees and other offering expenses. Surgalign intends to use the net proceeds from this offering for working capital and general corporate purposes, including the implementation of our cost cutting initiative and preparation for approval, utilization and ongoing development of our digital health offerings.

A “shelf” registration statement (File Number 333-259893) relating to the offered securities was filed with the Securities and Exchange Commission (“SEC”) on September 29, 2021 and was declared effective on December 28, 2021. The offering of the securities is being made only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. A prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The Company also has agreed that certain existing warrants held by the investor in the offering to purchase up to an aggregate of 1,061,594 shares of the Company’s common stock that were previously issued to the investor in June 2021 and February 2022, at exercise prices of $51.75 and $18.00 per share, respectively, and expiration dates of June 2024 and February 2027, respectively, will be amended effective upon the closing of the offering so that the amended warrants will have a reduced exercise price of $1.815 per share and will expire five years following the closing of the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies physicians and other health providers will look to for what is truly possible for their patients. Surgalign is focused on developing solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in approximately 50 countries worldwide through an expanding network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statements

This press release contains forward-looking statements including, without limitation, statements relating to the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of proceeds from the registered direct offering. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements include: i) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (ii) risks relating to existing or potential litigation or regulatory actions; (iii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting; (iv) general worldwide economic conditions and related uncertainties; (v) the continued impact of the COVID-19 and the Company’s attempts at mitigation, particularly in international markets served by the Company; (vi) the failure by the Company to identify, develop and successfully implement its strategic initiatives, particularly with respect to its digital surgery strategy ; (vii) the reliability of our supply chain; (viii) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (ix) whether or when the demand for procedures involving our products will increase; (x) our financial position and results, total revenue, product revenue, gross margin, and operations; (xi) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical Inc. (“Holo Surgical”) and Inteneural Networks Inc. (“INN”) acquisitions, including the failure of Holo Surgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (xii) the failure to effectively integrate Holo Surgical’s and INN’s operations with those of the Company, including: retention of key personnel; the effect on relationships with customers, suppliers, and other third parties; and the diversion of management time and attention to the integration; (xiii) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisitions; (xiv) the continuation of recent quality issues with respect to our global supply chain and (xv) the effect and timing of changes in laws or in governmental regulations. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, including market and other conditions and the risks identified in Surgalign’s most recent Annual Report on Form 10-K and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of Surgalign’s SEC filings may be obtained without charge by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

Investor and Media Contact: Glenn Wiener gwiener@gwcco.com + 1 917 887 8434	Surgalign Contact: Kristine Simmons ksimmons@surgalign.com +1 619 206 4648